Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-224078 on Form S-1 of our report dated March 12, 2021 (March 30, 2021, as to the subsequent events described in Note 1) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2021